SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported):May 30, 2003


                        THE SINGING MACHINE COMPANY, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

             0-24968                                 95-3795478
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     (Commission File Number)               (IRS Employer Identification No.)


                           6601 Lyons Road, Bldg. A-7
                             Coconut Creek, FL 33073
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               (Address of Principal Executive Offices) (Zip Code)


                                 (954) 596-1000
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Change Since Last Report)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         We entered into an eleventh amendment to our credit facility with LaSalle Business Credit, LLC. today which changed the formula for determining our borrowing base effective as of May 30, 2003. In the tenth amendment to our credit facility many of the formula numbers were based on the time period between March 31, 2003 and May 31, 2003 and this amendment changed the relevant time period to the period between May 31, 2003 and June 30, 2003. We are also paying a one-time amendment fee of $10,000. The other terms and conditions of the credit facility will remain the same, including the maximum advance of $10 million under the credit facility during the period between May 31, 2003 through June 30, 2003. A copy of the amendment is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c) Exhibits.

         10.1 Eleventh Amendment effective as of May 30, 2003 to the Loan and Security Agreement dated April 26, 2001 by and between LaSalle Business Credit, LLC. and The Singing Machine Company, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                            THE SINGING MACHINE COMPANY, INC.

Date: June 4, 2003                          By:  /s/ April Green
                                                 ------------------------------
                                                     April Green
                                                     Chief Financial Officer




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                                  EXHIBIT INDEX


Exhibit No.                       Description
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10.1     Eleventh Amendment effective as of May 30, 2003 to the Loan and
         Security Agreement dated April 26, 2001 by and between LaSalle Business Credit, LLC. and The Singing Machine Company, Inc.